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                                 EXHIBIT 10.1
                                 ------------

                               BARNES GROUP INC.

                    MANAGEMENT INCENTIVE COMPENSATION PLAN
                    --------------------------------------
             Amended and Restated Effective as of January 1, 2000



SECTION 1.  PURPOSE
-------------------

     The Management Incentive Compensation Plan (the "MICP") is designed to provide incentive compensation opportunities to persons in key positions who contribute importantly to the success of Barnes Group Inc. (the "Company").

SECTION 2.  ADMINISTRATION
--------------------------

     The MICP shall be administered by the Compensation Committee of the Board of Directors of the Company, or its successor (the "Committee"). Amounts paid or projected to be paid under the MICP are referred to herein as "Awards."

SECTION 3.  DEFINITIONS
-----------------------

3.1 "Award Period" shall mean the period of time within which Performance is measured for the purpose of determining whether an Award has been earned.

3.2 "Business Unit" shall mean a cost center, profit center or international subsidiary within a Group.

3.3 "Business Unit Fund" shall mean an amount equal to the sum, in the aggregate, of the Individual Targets earned by all of the MICP participants in a Business Unit.

3.4  "CEO" shall mean the President and Chief Executive Officer of the Company.

3.5 "Company Officer" shall mean an executive officer of the Company elected by its Board of Directors.

3.6 "Fund" shall mean an amount equal to the sum, in the aggregate, of the Individual Targets earned by all of the MICP participants in a Group.

3.7 "Group" shall mean the Executive Office, Associated Spring, Bowman Distribution, or Barnes Aerospace.

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3.8  "Group President" shall mean the president of Associated Spring, Bowman
     Distribution, or Barnes Aerospace.

3.9 "Individual Target" shall mean the percentage of salary for each individual participating in the MICP. The Committee will establish the Individual Target for each MICP participant, by position title, salary grade, or other category before or during the Award Period.

3.10 "Maximum" shall mean a Performance level at or above which the amount paid or projected to be paid for an Award Period is equal to 300% of the Fund for the corresponding Group.

3.11 "Performance" shall mean the performance objectives established by the Committee in advance, with respect to each Group or Business Unit, as the case may be, for an Award Period, for the purpose of determining whether, and to what extent, an Award has been earned by the Group or Business Unit for an Award Period. Performance may be adjusted by the Committee to include or exclude extraordinary and non-recurring items or other factors.

3.12 "Target" shall mean a Performance level at which the amount paid or projected to be paid for an Award Period is equal to 100% of the Fund for the corresponding Group.

3.13 "Threshold" shall mean a Performance level at or above which an Award is earned for an Award Period. For Threshold Performance, the amount paid or projected to be paid for an Award Period is equal to 25% of the Fund for the corresponding Group.

SECTION 4.  GROUP FUNDS
-----------------------

     If an Award Period is a calendar year, prior to March 1, the Committee shall establish the Threshold, Target and Maximum for each Group. The Committee may also designate one or more intermediate levels of Performance between the Threshold and the Target, and the Target and the Maximum, for a Group, and the percentage of the corresponding Fund that will be available for payment as an Award if Performance equals such intermediate level.

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SECTION 5.  BUSINESS UNIT FUNDS
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     If an Award Period is a calendar year, prior to May 1, the CEO shall designate which Business Units, if any, shall have separate Business Unit Funds. For each such Business Unit, the CEO shall also determine the threshold, target and maximum on the same basis as such measures are determined for a Fund. The CEO may also designate intermediate levels of Performance between the threshold and the target, and the target and the maximum, for the Business Unit and the percentage of the Business Unit Fund that will be available for payment as an Award if Performance equals such intermediate level.

SECTION 6.  PARTICIPANTS
------------------------

     If an Award Period is a calendar year, prior to May 1, the CEO, upon the recommendations of the Company Officers, shall designate eligible participants in the MICP for the current year and the respective Funds or Business Unit Funds, as the case may be, in which they shall participate. The CEO shall participate in the Executive Office Fund. Except for participants who retire, die or become permanently disabled during the year, whose Award shall be prorated to the date of such retirement, death or permanent disability, a person must be employed by the Company or one of its subsidiaries on December 1 in order to be eligible to receive an Award, unless the CEO decides otherwise in individual cases.

SECTION 7.  AWARDS - BUSINESS UNIT FUNDS
----------------------------------------

     After the end of the Award Period and based on the final Performance of each Business Unit for which a Business Unit Fund has been designated pursuant to Section 5, the CEO, upon the recommendation of the corresponding Company Officer, shall determine each participant's share of the Business Unit Fund (except for any Company Officer who participates in the Business Unit Fund or the Fund of the corresponding Group, whose Award shall be determined by the Committee pursuant to Section 8.1). Without limiting the foregoing, the CEO shall have the authority, subject to Section 9, to

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make adjustments to the amount of any Business Unit Fund and to adjust or refrain from making an Award to any participant.

SECTION 8.  AWARDS - GROUP FUNDS
--------------------------------

8.1 After the end of the Award Period and based on the final Performance of each Group, the CEO shall determine each participant's share of the corresponding Group Fund, upon the recommendations of the Company Officers (except for any Company Officer who participates in the Fund). The CEO shall recommend the share of the Executive Office Fund for each Company Officer, other than the CEO. The Committee shall approve the Award to each Company Officer other than the CEO, and determine the appropriate Award for the CEO, based in all instances on Individual Targets and the Performance level achieved.

8.2 Subject to Section 9, the Committee shall have the authority to make adjustments to the Funds and to adjust or refrain from making an Award including, without limitation, making an Award to any Company Officer in excess of his or her calculated Award and recommending to the CEO an Award in excess of the calculated Award for any participant who is not a Company Officer.

SECTION 9.  AWARDS ABOVE MAXIMUM
--------------------------------

     Notwithstanding anything in the MICP to the contrary, no awards in excess of the Maximum shall be made to any person without the approval of the Committee.

SECTION 10. PAYMENT
-------------------

     Awards shall be paid within 60 days after the expiration of the Award Period, unless otherwise decided by the Committee.

SECTION 11. GENERAL
-------------------

11.1 The interpretation of the MICP by the Committee and its decisions on all questions arising under the MICP shall be conclusive and binding on all participants and the CEO.

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11.2 The MICP may be amended at any time, including retroactively, by the
     Committee.

11.3 This amendment and restatement of the MICP supersedes all prior MICP and similar incentive plans, effective as of January 1, 2000 for the Award Period of calendar year 2000 and Award Periods thereafter.


Amended
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2/17/95
2/20/96
7/20/98
4/11/00

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